UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The description under Item 3.03 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The description under Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Securityholders

On December 5, 2008, First Defiance Financial Corp. (“First Defiance”) completed the purchase by the U.S. Department of the Treasury (“Treasury”) of $37.0 million of newly issued First Defiance non-voting preferred stock  as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program (“CPP”).  To finalize First Defiance’s participation in the CPP, First Defiance and the Treasury entered into a Letter Agreement, dated December 5, 2008, including the Securities Purchase Agreement – Standard Terms, which is incorporated therein (collectively the “Letter Agreement”).  Pursuant to the Letter Agreement, First Defiance issued to the Treasury (i) 37,000 shares of First Defiance’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share, with a liquidation preference of $1,000 per share (“Preferred Stock”), and (ii) a warrant (“Warrant”) to purchase 550,595 First Defiance common shares, par value $.01 per share (“Common Shares”) at an exercise price of $10.08 per share, subject to certain anti-dilution and other adjustments.  The $ 37.0 million of Preferred Stock issued by First Defiance under the CPP will qualify as Tier 1 capital.

The Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  Prior to December 5, 2011, unless First Defiance has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for First Defiance to increase the quarterly dividend paid on its common shares or to repurchase its common shares or other equity or capital securities other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Letter Agreement.

Copies of the Letter Agreement, the form of Warrant and the Certificate of Amendment to the Articles of Incorporation (setting forth the express terms of the Preferred Stock) are included as exhibits to this Form 8-K and are incorporated by reference into Items 1.01, 3.02 and 3.03 hereof.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.  A press release announcing First Defiance’s participation in the CPP is attached as Exhibit 99.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article V of First Defiance’s Articles of Incorporation, as amended, authorizes the issuance from time to time of shares of preferred stock, par value of $.01 per share.  On December 3, 2008, First Defiance filed the express terms of the Preferred Stock with the Ohio Secretary of State as an amendment to its Articles of Incorporation.  The amendment to the Articles of Incorporation setting forth the express terms of the Preferred Stock was effective upon filing, and established a series of preferred stock called “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” authorized 37,000 shares of Series A Preferred Stock, and set forth the powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions of the Preferred Stock.  The Certificate of Amendment to Articles of Incorporation setting forth the express terms of the Preferred Stock is included as Exhibit 3 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

3	Certificate of Amendment to the Articles of Incorporation, filed with the Ohio Secretary of State on December 3, 2008 (setting forth Part C, Express Terms of the Preferred Stock)

4	Form of Warrant for Purchase of Shares of Common Stock

10	Letter Agreement, dated December 5, 2008, between First Defiance and the Treasury

99	Press Release dated December 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ William J. Small
William J. Small
Chief Executive Officer

Date:  December 5, 2008

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